CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Global Telecommunication Solutions, Inc. and subsidiaries


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP
--------------------------
KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
December 4, 1998